UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2012

CARROLL BANCORP, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-54422	27-5463184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1321 Liberty Road Sykesville, Maryland		21784
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (410) 795-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 16, 2012, Carroll Bancorp, Inc. held its Annual Meeting of Stockholders at which its stockholders voted on the following matters:

1.	To elect three directors to serve for a three year term ending at the Annual Meeting of Stockholders to be held in 2015, and until their successors are duly elected and qualified.

	xxxxxxxx	xxxxxxxx	xxxxxxxx
	Votes For	Votes Withheld	Broker Non-Votes

Brian L. Haight	254,363	1,001	48,623
Russell J. Grimes	254,263	1,101	48,623
Mark S. Zinnamosca (1)	250,813	4,551	48,623

To elect one director to serve for a two year term ending at the Annual Meeting of Stockholders to be held in 2014, and until her successors are duly elected and qualified.

	XXXXXX	XXXXXX	XXXXXX
Robin L. Weisse (1)	251,113	4,251	48,623

(1)	Contingent upon the expiration of the required 30-day regulatory notice period without objection.

2.	To ratify the appointment of Stegman & Company as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

Votes For	302,327
Votes Against	1,660
Abstain	—
Broker Non-Votes	—

3.	To approve the Carroll Bancorp, Inc. 2011 Stock Option Plan.

Votes For	229,088
Votes Against	8,101
Abstain	18,175
Broker Non-Votes	48,623

4.	To approve the Carroll Bancorp, Inc. 2011 Recognition and Retention Plan and Trust Agreement.

Votes For	219,488
Votes Against	17,601
Abstain	18,275
Broker Non-Votes	48,623

5.	To adjourn the Annual Meeting to a later time or date, if necessary to permit further solicitation of additional proxies in the event there are not sufficient votes at the time of the meeting to approve the matters to be considered by stockholders at the meeting.

Votes For	297,327
Votes Against	2,160
Abstain	4,500
Broker Non-Votes	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2012	CARROLL BANCORP, INC.

/s/ Michael J. Gallina
Michael J. Gallina, Chief Financial Officer